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                                                                    Exhibit 99.2

PROXY                                                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 CALGENE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                         To be held on March 25, 1996

     The undersigned stockholder of Calgene, Inc. ("Calgene") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus for the Special Meeting of Stockholders of Calgene to be held on March 25, 1996 at 9:00 a.m., local time, at the Varsity Theatre, 616 2nd Street, Davis, California, and hereby appoints Roger H. Salquist and Michael J. Motroni and each of them, proxy and attorney-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at such meeting and at any continuations or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if there personally present, on the matters set forth on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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To approve the Agreement and Plan of Reorganization dated as of October 13,
1995, between Calgene and Monsanto Company, a Delaware corporation ("Monsanto"), and the related Plan of Merger, under which Calgene and Tomato Investment Associates, Inc., a Delaware corporation and a wholly-owned subsidiary of Monsanto ("TIA"), will become wholly-owned subsidiaries of a newly-formed holding company, Calgene II, Inc., a Delaware corporation ("Newco"), pursuant to: (i) a merger of a wholly-owned subsidiary of Newco with and into Calgene and the conversion of each outstanding share of Calgene Common Stock, par value $0.001 per share, into the right to receive one share of Common Stock, par value $0.001 per share, of Newco, followed immediately by (ii) the exchange by Monsanto of all of the outstanding shares of capital stock of TIA and certain other assets for that number of shares of Newco Common Stock representing 49.9% of the then outstanding shares of Newco Common Stock.

For  [__]                  Against  [__]               Abstain  [__]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED PLAN OF MERGER AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

              Mark Here for Address Change and Note Below    [__]

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing as officers or in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both holders should sign.

                         Signature ________________________

                         Date _____________________________


                         Signature ________________________

                         Date _____________________________